Name of the customer:	Inspire M.D. Ltd.
	Company no. 513679431

		Date: 27th of January 2009

Address:	3 Menorat Hameor Tel Aviv

Account no.:	195242

To
Bank Mizrachi Tefacot Ltd.

Dear Sirs,

Re: Loans Framework Agreement

We are putting in writing the agreement between us in respect to loans which you shall provide us, from time to time based on this agreement, and based on the specific loans agreement the example of which is attached hereto as appendix A and which shall be considered as a separate part of this letter, which shall be submitted to you in the future, from time to time, based on this framework agreement, and which shall be approved by you. All the loans which shall be provided to us shall be in accordance and subject to the “application to open an account” and/or “account changes” and “general account managing terms” and “general credit activities terms” and all their appendixes and amendments according to which we entered into a contractual engagement with the Bank, and all in these abovementioned documents, and all of their terms shall apply and be binding in respect to the loans that you will provide us.

1.	The Lender – Bank Mizrachi Tefachot Ltd. (hereinafter: the “Bank”).

2.	The Borrower – Inspire M.D. Ltd.

3.	The Framework of the Loan:

The total framework amount that the borrower may use according to this agreement shall be up to $2,000,000 according to the details and conditions hereafter:

3.1
A loan in foreign currency in the amount of $750,000 may be used after fulfilling all of the Prior Conditions as set forth in section 5 hereafter (hereinafter – the “Prior Conditions”) and not later than the 15th of February 2009. The loan principal shall be paid in 8 quarterly equal consecutive payments starting from a year from the date of actually providing the loan. The performance commission for providing this loan shall be as set forth in the price list of the Bank and it shall be collected when providing the loan.

3.2
Another loan in foreign currency in the amount of $750,000 shall be provided to the borrower not later than the 3rd of August 2009 after fulfilling all the Prior Conditions and after it shall be proven to the Bank, to the Bank’s satisfaction up to the 31st of July 2009 that:

(a)	The company actually performed sales of its products in the amount of at least 2 million $ at least in the first have of the year 2009; and also
(b)	The company has accumulated orders of at least 0.5 million $ to supply after the 1st of July 2009;

The loan principal shall be paid in 8 quarterly equal consecutive payments starting from the actually date of providing the loan. The performance commission for providing this loan shall be as set forth in the price list of the Bank and it shall be collected when providing the loan.

3.3
Within the framework of the loans for financing export shipping (Export Shipping Finance - ESF) in the amount of 0.5 million $ (hereinafter: the “ESF Framework”. In this framework it shall be possible to finance also invoices to customers in Israel.

3.3.1
Each loan from the ESF Framework shall be in the amount which is not more than 85% of the amount of invoices for payment that were issued to the borrower’s customer and whose date of payment shall not exceed 120 days from the date of issuing the invoices and it shall be provided after the invoices are presented to the Bank and a “export documents presentation” form signed by the borrower are presented to the Bank. The Bank will not be required to provide the loans within this framework unless it approved the owing customers and the amounts of the invoices, according to its sole discretion. It shall be clarified that an adverse change in the situation of a customer may cause the Bank to cancel its approval.

3.3.2
The performance commission for providing any loan from this framework shall be at the rate of 10% of the performance commission set forth in section 3.1 and it shall be collected when providing the loan.

3.3.3
The EFC Framework may be used up to the 31st of December 2009. Each loan out of the EFC Framework shall be provided up to the date of payment of the financed invoices and in any event it shall be paid no later than the 11th of January 2010. The amount that shall be paid as mentioned may be re-borrowed for a period of the framework period, subject to the borrower fulfilling all of his undertakings under this agreement and there is no reason to require its immediate payment.

3.3.4	At the request of the Bank, all the agreements with the customers and/or their orders and delivery certificates shall be presented.

4.
Any withdrawal in accordance with this agreement shall be allowed as long as there is not reason for immediate payment according to the Bank’s documents. The borrower’s notice of his intention to withdraw the loan shall be given to the Bank in writing at least 3 business days before the date for performing the loan and it shall contain the requested date for providing the loan and its amount and a declaration that that all the abovementioned terms in sections 5 and 7 hereafter have been fulfilled. The Bank will prepare a loan agreement which is attached hereto as appendix A for the borrower to sign which includes all the details of the loan and the relevant interest and the other documents customary at the Bank such as: a credit application and protocol and the loan shall be made deposited in the borrower’s account after furnishing all of these document legally signed and certified.

5.	Prior Conditions for providing any loan according to this framework agreement are:

5.1	The borrower opened a Bank account, signed all the credit documents acceptable in the Bank and furnished all the protocols and attorney certificates as acceptable in the Bank.

5.2
The borrower furnished to the Bank all the following securities, signed for this purpose a bond in the version acceptable in the Bank and furnished the protocol and attorney certificates as acceptable in the Bank:

5.2.1
A first degree floating charge, without any limitation in amount, on all the property and assets of any type or kind whatsoever of the borrower and a fixed charge on the reputation, documents and negotiable instruments.

5.2.2	A first degree fixed charge, without any limitation in amount, on the intellectual property of the borrower.

5.2.3
A first degree fixed charge on all the rights, existing and future, to receive money from all the company’s customers including those that shall be set forth in the appendix for charging. The list of customers shall be updated each 6 months and an amendment of the charge shall be signed.

5.2.4	The borrower hereby assigns in favor of the Bank all of his rights, existing and future, to receive money from it customers, including those set forth in the abovementioned appendix.

5.3
The borrower shall issue to the Bank without any consideration, ordinary shares at the rate of 0.7% of the issued and paid up share capital of the company on the basis of full dilution and it shall furnish for this purpose all the required certificates. The issue of shares shall be performed in the following manner:

(a)
28,932 shares that constitute at the issue date an amount of 0.44% of the issued and paid up share capital of the company on the basis of full dilution before providing the loan described in section 4.1;

(b)	Shares that constitute at the issue date the amount of 0.26% of the issued and paid up share capital of the company on the basis of full dilution after fulfilling the terms set forth in section 3.2.

6.
The interest rate for any loan according to this agreement shall be the libor rate + 4%. In respect to the loans set forth in sections 3.1 and 3.2 the interest shall be paid each quarter. Regarding the ESF Framework set forth in section 3.3 the interest shall be paid upon receipt of all the consideration or with the payment of the loan whichever is the earlier of the two.

7.
The borrower shall be entitled to execute early payment of the loan provided that it gave a prior written notice of 30 days, that payment shall be made at the payment date of the interest and the amount of payment is not less than 250 thousand $.

8.	Additional terms:

8.1
We hereby undertake to cause that all the customers will pay debt only to Bank account no. 195242 at your branch and in each invoice which we shall issue we shall mention this account as the account to credit.

8.2
The borrower shall hold at each time in account 195242 most of its cash balance and in any event a balance of cash which is sufficient for 3 months of payment based on the average net monthly cash flow for the previous 3 months. If the balance of cash deposited in account 195242 exceeds the credit balance, then the borrower shall be entitled to deposit the excess amount above the credit balance in other Banks.

8.3
The borrower undertakes to pay to the Bank upon the Exit Transaction as defined in appendix B hereafter, an amount of $250,000, if the amount of consideration which shall be received in a Liquidity Event as defined in appendix B hereafter, or the value of the company in an IPO as defined hereafter, shall be 100 million $ or more than that.

8.4
It is hereby clarified that all the Prior Conditions set forth in section 5 must be fulfilled no later than the 15th of February 2009 and the failure to fulfill one or more of these conditions could cause the cancellation of this agreement.

9.
Upon the signing of the Framework Agreement we shall pay you a one time commission for preparing the documents in the amount of $4,000 and this is without derogating from any other commissions customary at the Bank.

Sincerely,

Inspire M.D. Ltd.

Signature	Signature

Ophir Paz	Asher Holzer

We confirm the aforesaid

Bank Mizrachi Tefachot Ltd.

Appendix B

“Exit Transaction” shall mean an IPO or a Liquidity Event.

“IPO” shall mean the closing of the first underwritten public offering of the Company’s shares, pursuant to an effective registration statement under the Securities Act of 19433, as amended (the “Securities Act”), or pursuant to the corresponding securities laws of any other jurisdiction, or any other legal act resulting in the public trading of the Company’s shares in any trade market.

“Liquidity Event” shall mean (a) the assignment, sale or other disposition of ninety percent (90%) or more of the Company’s shares, property and/or assets, (including, without limitation, by way of a share swap or the grant of an extensive and exclusive license to a core technology of the Company outside the ordinary course of business); (b) the merger, consolidation of the Company with or into another Person (following which more than ninety percent (90%) of the Company’s shares are held by Persons who, prior to the said transaction, held, in the aggregate, less than fifty percent (50%) of the Company’s shares), of (c) the acquisition or sale of a controlling interest in the shareholding of the Company. A controlling interest shall mean 50% (fifty percent) or more of the issued an outstanding share capital of the Company, and/or the right to appoint a majority of the members of the board of directors of the Company.

Secured Bond

Which was signed on the 27th of the month of January in the year of 2009.

By Inspire M.D. Ltd. co. no. 513679431 (hereinafter: the “Company”)

Address: 3 Menorat Hameor Tel Aviv

In favor of Bank Mizrachi Tefachot Ltd. (hereinafter: the “Bank”) in accordance with the memorandum and articles of association of the company and all the other provisions which give the company power in this matter and in accordance with the decision of the board of directors of the company of the 20th of January 2009.

Whereas
The company received and is about to receive from time to time from the Bank, credit, documentary credit, different loans, overdraft in a current account, in a current loan account or in another account, indemnification letters, any undertakings and guarantees for the company or for others according to the company’s request, discounting of notes, providing different Banking extensions and easements and different Bank Services (hereinafter: together and separately referred to as the “Bank Services”) at the terms that were agreed and/or shall be agreed upon each time regarding any Banking service.

And whereas
It was agreed between the company and the Bank that the company shall insure all of its obligations and undertakings to the Bank of any type or kind whatsoever, whether in Israeli currency or in any foreign currency of any type or kind, as set forth hereafter – by this bond and this is in addition to all the securities that were given and/or shall be given to the Bank.

Therefore this bond is evidence of the following:

1	(a)
This bond was issued for securing the full and accurate payment of all the amounts, whether in Israeli shekels or in any foreign currency, that are due or shall be due to the Bank from the company in any manner, form and for any reason, whether these amounts are due from the company in respect to the Bank services provided by the Bank and whether not in connection to them, whether they are due from the company alone or together with others, whether the company already undertook to pay them or shall undertake to pay them in the future, as a debtor and/or as a guarantor and/or for any other reason (including the company’s obligation according to notes that were given or that shall be given to the Bank whether by the company or by third parties for discounting or as a security, and/or according to any other obligation of the company towards the Bank) that are due and/or that shall be due in the future, that must be paid before realizing the securities hereby given or afterwards, that are due absolutely or under a condition, that are due directly or indirectly, that are due according to the original obligation of the company or that were established in a judgment of the court or otherwise-

    (- )
___________
signature

*without limitation of amount

With interest, commissions, all kinds of costs including realization costs, legal fees, insurance fees, stamp duty and other payments according to this bond with additional linkage differences of any other type that are due or shall be due from the company to the Bank in any manner and way for the linked principal and interest (all these amounts shall be referred to hereafter as: the “Secured Amounts”).

b)
The secured amounts that are due and that shall be due from the company in any foreign currency shall be considered as secured by this bond, only if and for the transaction according to which an appropriate permit from the authorized authorities which is due or shall be due, given or shall be given in advance or retroactively, as long as such permit is required according to law.

2.	The company hereby undertakes to pay to the Bank any amount of the secured amounts:

a)	At the date of the agreed payment, if it was agreed between the Bank and the company that this amount shall be payable at a certain date.

b)	At the end of seven days from the date of sending the first demand of the Bank in writing to the company, if such payment date was not agreed as mentioned in paragraph (a) above.

3.	a)
The Bank is entitled to receive prior payment of the secured amounts or any part of them before the date of their payment has arrived.
The company or anyone whose right could be harmed from giving this bond or its realization, shall not have a right according to section 13 (b) of the Pledge Law – 1967 or any other law.

b)
In any event that the Bank shall accept the company’s request of early payment of any payment on account of the secured amounts, shall be entitled to charge the company the amounts which shall express the damage which shall be caused to the Bank as a result of the early payment.

4.	a)
The Bank shall be entitled to calculate interest on the secured amounts at the rate that was agreed or shall be agreed upon from time to time between him and the company. In cases in which the rate of interest was not agreed, the Bank is entitled to determine the interest rate and to inform this to the company. The company shall be required to pay such interest rates and the Bank is entitled to add them to the principal at the end of each quarter year or at the end of any other period, according to the Bank’s decision.

b)
In any event of a delay in the payment of the secured amount all or in part, the secured amounts shall bear delay interesting the amount which was agreed upon in the Bank service agreement. Without a stipulation regarding delay interest in these agreements, the secured amounts shall bear interest at the maximum rate that is customary in the Bank regarding deviations and delays in a current loan account and not less than 2% of the interest rate stipulated in the Bank service agreement.

c)
In any case that confers the Bank the right to realize the securities according to this bond, the Bank shall be entitled to raise the Bank rates on the secured amounts up to the maximum rate that shall be customary at the Bank at that time for deviations and delays in the current loan account.

5.	The company hereby pledges in favor of the Bank and its substitutes, for securing the full and accurate payment of all the secured amounts –

a)
By a first degree floating charge the entire factory, equipment, assets, money, property and rights including their proceeds, of any type or kind without any exception that the company has now or that it shall have in the future at any time in any manner and way including its insurance rights in respect to them, the rights according to the Property Tax and Compensation Fund Law – 1961 and any right for compensation or indemnification right that the company shall have towards a third party due to the loss, damage or expropriation of its property or any part of it (hereinafter: the “Pledged Assets”).

b)	By a first degree fixed charge and by a pledge on its reputation, as they are today and as they shall be at any time (hereinafter: the “Pledged Reputation”).

c)	By a first degree fixed charge of all the rights, existing or future, to receive money from the company’s customers set forth in this bond appendix.

d)
By a first degree fixed charge of all the rights, including intellectual property rights, of the company as set forth in appendix A, including those set forth in the list mentioned in section 7 (14) (hereinafter: the “Pledged Intellectual Property Rights”).

e)
By a fixed charge as a pledge of the bills of lading – by sea or by air – ownership rights of goods, storage certificates, delivery certificates, goods and orders, letters of documentary credit, mail receipts or other documents that are customary in international trade and that indicate ownership on the goods or merchandise (hereinafter: the “Documents”), which shall be delivered if delivered from time to time to the Bank, for collection, for custody, for security or otherwise, including all the insurance rights of any type or kind towards the Israeli Insurance Company of International Trade Risks Ltd. or any other insurance company, and any right to compensation or indemnification that the company shall have towards third parties due to loss, damage or expropriation of the good or merchandise- upon their delivery to the Bank as mentioned they shall be considered as pledged and charged to the Bank as a first degree fixed charge and pledge according to the terms of the bond and its provisions.

f)
By a fixed charge as a pledge of those same securities, documents, notes of others which the company gave or shall give from time to time to the Bank, whether for collection, for custody, for security or otherwise (hereinafter the “Pledged Documents”) and upon their delivery they shall be considered as pledged and charged to the Bank as a pledge and first degree fixed charge according to the terms of this bond, its provisions, mutatis mutandis, shall apply to their pledge and charge.

The Bank shall be exempt from taking any action in respect with the charged documents and they shall not be responsible for any damage which shall be caused in respect to this, and the company undertakes to indemnify the Bank in any case where the Bank shall be sued for such damage by others. The company hereby waives in advance any claims in respect to the laws of limitations in respect to the pledged documents.

g)
The “Pledged Assets”, the “Pledged Reputation” the “Pledged Intellectual Property Rights” the “Documents” and the “Pledged Documents”, and any other pledge mentioned in this section shall be hereinafter referred to as the “Pledged Property”.

6.	The Company hereby declares as follows:

a)	That the Pledged Property is not pledged or charged to others nor is a lien exist on them in any manner, except for the following:

A vehicle of the type – Chevrolet Uplander

-

b)	That the Pledged Property is exclusively owned by the company and is in its possession, or in possession of the Bank.

c)	That there is no restriction or condition according to law or agreement or otherwise, that apply to the transfer of the Pledged Property or to its pledging or charging.

d)	That it is entitled to pledge or charge the Pledged Property in any manner or way.

e)	That there was no assignment of a right or other action that diminishes the value of the Pledged Property.

f)	That it received all the consents and/or waivers necessary (if necessary) from the shareholders or the investors according to the company’s regulations or the different investment agreements.

7.	The company hereby undertakes towards the Bank as follows:

a)	To hold the Pledged Property in its possession.

b)
To use and handle the Pledged Property with great caution and to inform the Bank of any event of damage or defect that shall occur in them and to repair any damage or defect or flaw which shall occur in the Pledged Property due to use and/or for any other reason and to be responsible towards the Bank for any case of a defect, damage, flaw or mishap, except for reasonable wear and tear.

c)	To allow the Bank’s accountant at all times to visit and check on site the condition of the Pledged Property where it is located.

d)
Not to sell, not to lease, not to transfer to another place, not to give the Pledged Property or any part of it, in any manner or way, to others – except for sales, the transfer and lease of the business inventory that is made during the ordinary course of business of the company’s business – without receiving the Bank’s prior written consent in advance.

e)
Not to sell, not to lease, not to transfer to another place, not to deliver to others and not to give to others the right to use the Pledged Assets without the prior written consent of the Bank for this.

f)
To immediately inform the Bank of any event of the imposition of a lien on the Pledged Property and/or the Pledged Assets and/or any part of them and to immediately inform the issuer of the lien of the pledge in favor of the Bank and to take, immediately and without delay at the expense of the company, all means for removing the lien. If the company will not take such steps as mentioned, the Bank shall be entitled (but not required) to take all means to remove the lien and the company must immediately pay the Bank all the reasonable costs involved in this (including legal fees of the Bank).

g)
Not to pledge in any manner or way the Pledged Property or any part of it by equal, previous or later rights to the rights of the Bank, and not to assign and right that the company has in the Pledged Property without receiving the Bank’s prior written consent for this.

h)
To be responsible to the correctness and authenticity of all the signatures, assignments and the details on the notes, documents and securities delivered and/or shall be delivered to the Bank as a security.

i)
To pay on time all the taxes, the municipal taxes, the levies and the other obligatory payments that are imposed on the Pledged Property according to any law and to furnish to the Bank according to his first demand the copy of all the receipts for the payments as mentioned,  and if the company shall not pay such payments as mentioned on time, the Bank shall be required to pay them at the company’s expense and to charge it with the payments with costs and interest at the maximum rate. These payments are secured by this bond.

j)
To manage accounting books and to allow the Bank or a representative on his behalf, to check the books after coordinating this in advance. The company undertakes to assist the Bank or its representatives to give them, at their first request, balance statements, documents and any information that shall be required by them, including explanations in respect to its financial situation and the operative situation of the company and/or its business.

k)	That there shall not be any material change in the area of the company’s engagement without the Bank’s prior written consent.

l)	The company is the owner and/or the owner of usage rights according to a license or agreement, of all the intellectual property which the company needs for its business.

m)	To the best of its knowledge, the company does not breach as of today and there is not proceeding against it in respect to a breach of intellectual property rights of any third party.

n)
The company attaches hereto a full list of its intellectual property and it shall furnish to the Bank in writing any update, change that shall apply to the list. Furthermore, the company shall update every 6 months the list of the owing customers. Following the company’s reports as mentioned an update shall be performed of the pledges in the relevant registries and the company shall sign all of the documents which are customary in respect to this.

8.	During the entire period in which this bond is in force the company undertakes in respect to itself and in respect to its subsidiaries as follows:

a)	Deleted.

b)
Not to pay to its shareholders in any manner or form any loan or money that the shareholders shall loan to the company or any money that they invested and/or shall invest in the company. The aforesaid shall not apply to the loan which may be convertible into company shares which shall be paid off by way of the issue of shares.

c)	Not to give its shareholders any loan or credit without the Bank’s prior written consent.

d)
To cause that its shareholders who lent and/or shall lend a shareholder’s loan to the company, to undertake towards the Bank not to demand and not to sue any such money from the company, and if for any reason they shall receive these amounts from the company – to return these amounts to the Bank so that they shall serve for paying off these amounts.

e)	Not to purchase its shares and not to pay any dividend without the Bank’s prior written consent.

9.	a)
The company hereby undertakes to maintain the Pledged Property insured at its full value at all times against those same risks which the Bank shall mention from time to time at insurance companies and to transfer to the Bank at the limit of the amount of this bond the rights that arise from the insurance certificates, according to the version which the Bank shall approve, to pay any insurance fees on time and to deliver to the Bank all the insurance certificates and the receipts for the payment of insurance fees.

b)
Without derogating from the aforesaid and in addition to this, the company hereby undertakes to give to the insurance company, through which it is insuring the Pledged Property, irrevocable instructions to transfer money which shall come to the company according to the insurance policy of the Pledged Property to the lender’s Bank account only. The company further undertakes to furnish to the Bank an undertaking of this insurance company and to inform the Bank of the date of cancellation of the insurance policies insofar as they shall be issued by it, at least 30 days before they shall expire.

c)
In each of the following cases hereafter the Bank shall be entitled, according to its sole discretion, to insure the Pledged Property in the name of the Bank and to charge the company’s account with the costs of the insurance fees:

(1)	If the Pledged Property shall not be pledged at the satisfaction of the Bank.

(2)	If the company shall not furnish to the Bank within 10 days from the date of signing this bond, insurance certificates for the Pledged Property to sole satisfaction of the Bank.

(3)
If 30 days before the insurance policy of the Pledged Property expires, the company shall not furnish to the Bank insurance certificates of the Pledged Property, at those same terms and for the period which are at the Bank’s full satisfaction. In the event the insurance shall be taken out by the Bank as mentioned above, the Bank shall not be responsible for any defect or flaw which shall be discovered in respect to the insurance. The amounts that shall be paid as costs and as insurance fees are secured according to this bond.

d)
All the rights that arise from the insurance of property as mentioned above, including rights according to the Property Tax and Compensation Fund Law – 1961 as shall be in force from time to time or according to any other law, whether they were transferred to the Bank as mentioned above or not, are hereby pledged to the Bank by first degree fixed charge as a pledge.

e)
In respect to the property insurance of the company the company hereby assigns to the Bank as its sole authorized representative and it grants the Bank exclusive rights to conduct negotiations in the name of the company to agree to arrangements, to settle, to waive, to receive money from insurance companies and to accredit them for the payment of the secured amounts, this power of attorney is irrevocable since third party rights are dependant on it, the company shall not have any claims in respect to arrangements, waivers and settlements that the Bank will make with the insurance companies.

f)
The company undertakes to sign, at the Bank’s first demand, all the applications the documents and the certificates required or advisable for performing the company’s undertakings included in this section. Furthermore, the company undertakes not to cancel or change in any manner any of the terms of this insurance without the prior written consent of the Bank.

10.	a)
The securities that were given to the Bank according to his bond have a continuous nature in spite of an arrangement of the account or any account of the company which shall remain in force until the Bank approves in writing that this bond has been cancelled.

b)	If securities or guarantees were given to the Bank for payment of the secured amount all the securities and the guarantees shall be independent of one another.

c)
The Bank shall settle or the Bank shall give an extension or easement to the company, the Bank shall change the company’s undertakings in respect to the secured amounts, shall release or waive the other securities or the guarantees – these things shall not change the nature of the securities that were created according to this bond and all the bonds and the undertakings of the company according to this bond shall remain fully valid.

11.
The Bank has rights to hold, to detain and to offset all the amounts, assets and right, including securities, currencies, gold, notes of money, documents of merchandise, insurance policies, notes, checks, charges, deposits, securities and their consideration, that shall be found in the Bank at any time in favor of the company or for it, including those that were delivered for collection, for custody or in any other manner. The Bank is entitled to detain these assets until the full payment of the secured payments or to sell them and to use their consideration, all or in part, for payment of the secured amounts.

In the event the offset amounts are deposited in foreign currency the company hereby gives the Bank permission and instructions in advance to sell the balance in credit in foreign currency according to the rate that the Bank will obtain for it.

12.
The Bank shall be entitled at all times to charge any account of the company with any amount that is due or shall be due to him from the company and to accredit any amount that it shall receive from the company or for it for crediting the account that it shall see fit to transfer any amount that shall be credited to the company in any account with the Bank and any other account with the Bank as the Bank shall see fit.

13.
Taking into consideration that the amounts due and that shall be due to the Bank from the company on account of the secured amounts could be also in Israel currency and also in foreign currency it is hereby agreed and declared that the Bank and the receiver – respectively – shall be entitled to convert Israeli currency into the foreign currency that shall be available to the Bank and needed for the full or partial payment of the secured amounts that are due to the Bank in foreign currency, and to convert foreign currency which is available to the Bank into Israeli currency and this is according to the official exchange rates that shall exist in Israel during performance of these conversions in practice by each of them.

The term “exchange rate” means:

a)
Regarding the time when a restriction is in place according to the Israeli law regarding the free use of foreign currency in Israel – the highest amount in Israeli currency which an Israeli resident shall be required to pay for a unit of currency of such debt at whoever is lawfully authorized to trade in foreign currency in Israel with the Bank commission for such transaction.

b)
Regarding the time when there is no such restriction in place – the highest rate of a unit of currency of such debt that shall exist in an Israeli Bank regarding telegraphic Bank withdrawals of a city which is known at that time as one of the financial centers of the country in which the currency of a debt is a legal tender or New York according to the Bank’s choice with additional Bank commission for such transaction.

14.
Without derogating from other provisions agreed with the company in respect to immediate payment of the secured amounts, the Bank shall be entitled in each of the cases set forth hereafter to demand immediate payment of the secured amounts or any part of them without any prior notice to the company and these are the cases:

a)	If the company shall not pay to the Bank on time or at the payment dates any amount that shall be due to the Bank out of the secured amounts.

b)
If a decision of voluntary liquidation shall be adopted by the company or if a liquidation order shall be issued against it by the court or if the company shall summons a meeting of creditors for finding a settlement with them, or if the name of the company shall be removed or is about to be removed from any registry that is managed according to law.

c)	If a receiver (temporary or permanent) shall be appointed or a receiver and manager (temporary or permanent) or a liquidator temporary or permanent) on the company’s property or any part of it.

d)
If any lien shall be imposed on the company’s property, all or in party, or on any security of the securities which were delivered by the company to the Bank, or if an execution act shall be performed against it.

e)	If the company shall stop paying its debts or managing its business.

f)	If the work shall stop, or any part of it, for two months or more.

g)	If a material part of the company’s property, shall be burnt or damaged in another manner.

h)
If the Bank shall see, according to its sole discretion, that any change in the company’s control occurred- regarding the existing situation at the date of signing this bond – by the willful transfer of shares or in another manner (except for transfers in good faith to the transferee who was also a shareholder of the company’s shares at the date of this bond, and except for the transfer of shares by inheritance), or by the decision of members that make up the company, without the Bank’s prior written consent.

i)
If a receivership order was rendered or a Bankruptcy order against one of the company’s guarantors (in the event that the secured amounts are secured inter alia also according to guarantees) or in the event of the death of a guarantor or in the event of the appointment of a guardian over a guarantor’s body or property and the company shall not furnish to the Bank within seven days after the occurrence of one or more of these cases a signed guarantee and undertaking by a person or body which the Bank agreed to in advance and in the version determined by the Bank, according to which this person or body shall guarantee the full and exact payment of all these amounts. The provisions of this sub- section shall apply mutatis mutandis respectively, also to this same person or body as if this same person or body was the original guarantor and to anyone that shall take their place.

j)	If the number of shareholders of the company and/or the number of members that make up the company shall be less than the minimal required amount.

k)	If the Bank shall see, according to its sole discretion, that a material occurrence has occurred that could harm the financial ability of the company.

l)	If according to the absolute discretion of the Bank and according to its exclusive assessment a material event occurred that could harm the financial ability of the company.

m)	If the company shall be required to pay the debts of the company early to other creditors.

n)
If the company shall breach or shall not fulfill any of the undertaking included in this bond and/or according to any agreement and/or any document and/or agreement that was made in the past and/or that shall be made in the future between the company and the Bank.

o)
If it shall turn out that any declaration of the company in this bond and/or in any contract that was made in the past and/or that shall be made in the future between the company and the Bank – is not correct and/or is not accurate.

p)	If the company change its articles of association or part of it and it did not notify this to the Bank within 48 hours.

q)
If the company adopted a decision regarding the merger with another company, whether as an absorbing company or as a target company, as defined in the Companies Law – 1999, or a motion to merge or a motion to approve an arrangement and re- organization the result of which are the merger of companies.

r)
If a license, authorization, approval or registration of any of the intellectual property rights of the company shall be denied, cancelled, suspended, or materially harmed, and the result of this shall materially affect the company.

15.	a)
In each of the cases set forth in the previous section, the Bank shall be entitled to use any means that it shall see fit in order to collect all the secured amounts, to realize the guarantees in any manner that the law shall permit and to realize all of its rights according to this bond, including the realization of the Pledged Property, in full or in part, and to use their payment for paying off the secured property and this is without the Bank having to realize guarantees or other securities if the Bank will have such securities.

b)
The Bank is entitled to realize the securities that were given to him according to this bond or other by the appointment of a receiver or a receiver and manager on behalf of the Bank (and the company agrees in advance to any person or legal entity that the Bank will appoint or offer to appoint as a receiver and manager as mentioned) and who shall be authorized inter alia to:

1)	Receive to his possession the Pledged Property, all or in party.

2)	To manage the company’s business or to participate in their management as he shall see fit.

3)	To sell or to lease and/or to agree to the sale or lease of the Pledged Property in full or in part or to transfer them in any other manner according to the terms as he shall see fit.

4)	To make any other arrangement in respect to the Pledged Property all or in part.

16.
All the income that shall be received by the receiver and the manger of the Pledged Property and any consideration that shall be received by the Bank and/or by the receiver and the manager from selling the Pledged Property or part of it shall be accredited to:

a)
First for paying all the costs that shall be incurred in respect with the collection of the secured amounts including the costs of the receivers or the receivers and the manager and his salary in the amount that shall be determined by the Bank.

b)
Second, for paying the other amounts that shall be due to the Bank as a result of the linkage terms, the interest, the damage, the commission and the costs that are still due to the Bank according to this bond.

c)	Third, for paying the principal of the secured amounts or in any other accrediting order that shall be determined by the Bank.

17.
In the event that at the time of realizing the Pledged Property the payment day of the secured amounts has not yet arrived, or that the secured amounts shall be due to the Bank only under condition, the Bank shall be entitle to collect from the payment of the realization a sufficient amount to cover the secured amounts and the amount that it shall collect shall be pledged to the Bank as a security for the secured amounts and it shall remain with the Bank until they are paid.

18.
Without derogating from the other provisions of this bond, any waiver, extension, reduction, silence, avoidance of action (hereinafter: “Waiver”) by the Bank regarding the partial failure to fulfill or the incorrect fulfillment of any undertaking of the undertakings according to this bond, shall not be considered as a waiver by the Bank of any right, rather as a consent limited to the special opportunity in which it was given.

19.	a)	If the company shall guarantee (hereinafter the “Guaranteeing Company”) the company hereby agrtees that the Bank shall be entitled:

(1)
To institute proceedings according to the law for realizing the securities and/or for collecting these amounts without the Bank having to first turn to the debtors who are the guarantors in a demand to pay of these amounts that are due from them to the Bank.

(2)	To stop, to change, to increase, to decrease or to renew any credit or any other Bank service that shall be given and/or that shall be given to debtors.

(3)	To give an extension of time and/or similar concession in respect to the payment of these amounts.

(4)
To replace, to renew, to release, to amend, to avoid realizing or to realize other securities or guarantees that the Bank holds or shall hold whether it received them or shall receive them from the debtors – the guarantors or from others.

(5)
To settle with the debtors the guarantors or with others.
The company - guarantor hereby agrees that making any action of the actions mentioned by the Bank shall not confer upon them any right to change or to cancel its undertakings towards the Bank.

b)	Deleted.

20.
The company confirms that the Bank’s books and its account are trustworthy, shall be considered as correct and shall serve as prima facie evidence against it in respect to all of their details and inter alia in respect to the calculation of the secured amounts, the details of the other notes, guarantees and securities, and any other matter that is connected to this bond.

The term “Bank books” means – any page of the account or a copy of a page of the account and any loan agreement or note signed by the company and the term “its accounts” means – any registration or copy of registration whether it was registered or copied by hand or by a typewriter and whether it was registered or copied by way of printing, copying, photographing or by way of any electrical or electronic technical machine including microfilm.

21.
The Bank is entitled at any time, according to his discretion, and without needing the company’s consent, to transfer this bond and the rights under it, to others, including the securities, in full or in party, and any transferee shall be entitled also to transfer these rights without needing additional consent from the company. The transfer may be made by assigning at the margins of this bond or on it or by any other way as the Bank shall see fit and provided that this shall not expand and/or change the company’s undertakings.

22.
The Bank is entitled to deposit the securities that were given or that shall be given according to this bond or part of them in the hands of a bailee according to its discretion at the expense of the company and to replace the bailee from time to time, the Bank shall be entitled to keep these securities, all or in part, at any authorized authority according to any law.

23.	a)	This bond cannot derogate from the right of the Bank to collect the secured amounts not by the realization of this bond.

b)	Nothing in the realization of this bond can derogate from the Bank’s right to collect from the company the balance of the secured amounts that were not paid by the realization of this bond.

24.
All the costs and the fees in respect to this bond, its stamp duty, registration, realization of the securities (including the legal fees of the Bank) and insurance, safeguarding, holding, and repairing the Pledged Property shall be paid by the company to the Bank at its first demand, if it was spend by the Bank or by anyone on its behalf including the receiver, with additional interest at the maximum rate that shall be customary at the Bank at that time for deviations and delays in the current loan account, from the date of demand until they are fully paid. Until they are fully paid all these costs are secured by this bond.

25.	In this bond:

a)
“Bank” – means – Bank Mizrachi Tefachot Ltd. and any of its existing branches at the date of this bond and/or that shall be opened in any place in the future, and those by virtue of the Bank or in its place.

b)	“Notes” – means – promissory notes, bills of exchange, checks, undertakings, guarantees, securities, bills of lading, deposit notes and any other negotiable instruments.

c)	The preamble of this bond constitutes an inseparable part hereof.

d)	If this bond was signed by two or more, they shall be signed jointly and separately for the fulfillment of all the undertakings according to this bond.

26.
Any notice that shall be sent by mail according to the Bank to the company by registered mail or by ordinary mail according to the address mentioned above of which the company shall notify the Bank in writing, shall be considered a legal notice that was received by the company within 48 hours from the time the letter was sent which includes the notice.

27.	The authorized court in Tel Aviv has jurisdiction in respect with this bond, however the Bank is also entitled to take legal steps in any other authorized court.

28.	Special terms:

In witness whereof I have signed hereafter

The Company

Appendix A

The pledge shall apply also to any rights including intellectual property rights, of the company whether existing today or whether they shall exist in the future, whether they are registered in the name of the company or not, including if registration applications were submitted in respect to them and also to:

(a)	Any know- how, inventions, patents, trademarks, designs, models, trade names, copyrights and technical processes and applications.

(b)	The names of internet domains, licenses, franchise agreements, usage rights agreements, diagrams, computer programs, commercial secrets and lists of customers.

Whether the rights of the company were registered in its name or whether they were not and whether these rights exist today or shall exist in the future.

In respect to these intellectual property rights or any part of them the company and any of its subsidiaries undertakes to:

(a)
Perform all of the appropriate registrations and shall pay all the costs and the fees required in order to keep and protect the intellectual property rights of the company and/or of its subsidiaries and/or their registration.

(b)	Take all necessary steps, including legal proceedings, in order to prevent from any third party from harming these same intellectual property rights.

(c)
Not sell, transfer, lease or give a usage license except for the license arrangements with a third party which is not an associated party which was made during the ordinary course of business and for acceptable consideration.

(d)
Register the pledge, at its expense, at the Registrar of Patents and they shall furnish the Bank the appropriate certificates regarding the registration of the pledge within 45 days after the signing of this bond.